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                                                                    Exhibit 23.1


CONSENT OF PRICE WATERHOUSE LLP





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-98100), the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-09841), and the Prospectus constituting part of Post-Effective Amendment No.1 on Form S-3 to Form SB-2 (No. 33-78940) of Innovative Tech Systems, Inc. of our report dated April 27, 1998 appearing on page F-1 of this Form 10-K.



PRICE WATERHOUSE LLP



Philadelphia, Pennsylvania

April 27, 1998